Exhibit 99.1

TOP 11 QUESTIONS FOR 2009 ANNUAL MEETING

August 24, 2009

1) If the Freedom Fuels transaction closes, what will be the name of the plant? How many directors for each company will be on the board of directors?

The board has not decided the name of the plant, but is currently considering keeping the Soy Energy, LLC name and adopting the name Freedom Fuels as a fictitious name. If the board decides to recommend changing the name of the company, then member approval is required to amend the company’s articles and operating agreement.

Under the agreements for the proposed transaction, the board will initially have 11 appointed members, with 7 directors representing Soy Energy and 4 directors representing certain former investors of Freedom Fuels that are contributing additional capital. No later than one year after the proposed corn oil pretreatment facility begins operating at the plant, the current Soy Energy members will elect 7 Soy Energy directors. After ten years, all Soy Energy members, including those who become members as part of the Freedom Fuels transaction, will elect all 11 directors.

The proposed changes to the board of directors require an amendment to the Soy Energy operating agreement that must be approved by the Soy Energy members. If the members do not approve the amendments, Soy Energy, Freedom Fuels, and/or the new investors in Soy Energy may decide not to close on the transaction.

2) Will the plant have the flexibility to process different types of feedstock?

The Freedom Fuels plant is currently able to process soy oil into biodiesel. If we obtain the financing described below and enter into an agreement with a design-builder, we expect to construct a corn oil pretreatment facility at the plant so the plant could process corn oil as well. We anticipate we will use Praj Schneider to install the equipment at a cost of approximately $5-8 million. We do not have any agreements for financing or with any design-builder. Additionally, unless we waive the requirement, the proposed transaction with Freedom Fuels will not close unless we obtain a design-build agreement and financing for the corn oil pretreatment facility.

3) How does management anticipate biodiesel will be marketed?

We anticipate entering into an agreement with a biodiesel marketer. We do not anticipate having a sales force to sell the biodiesel we plan to produce. We are currently discussing marketing arrangements with several different marketers, including Gavilon, C&N Marketing and Tenaska. We anticipate that any biodiesel marketing contract we may enter into will require that we will be paid for the biodiesel upon shipment from the plant, thus limiting our risk. However, we have not entered into an agreement with any biodiesel marketer, and we may not be able to enter into such an agreement on favorable terms or at all.

4) Is financing in place for a corn oil pretreatment facility and for operations?

We do not have agreements with any lender for financing of the corn oil pretreatment facility or for operations of the plant. We are currently seeking a $10 million USDA Loan Guarantee and a loan with a third-party lender to cover the costs of the corn oil pretreatment facility, as well as a $4 million SBA Loan. However, it is possible we will not be able to obtain these funds. Additionally, unless we waive the requirement, the proposed transaction with Freedom Fuels will not close unless we obtain these loans. Alternatively, we are considering other financing options through various government grant programs, such as stimulus and Department of Energy programs.

5) Does Soy Energy have contracts for corn oil? How does management assess the prospects for getting corn oil?

If we are able to finance and construct the corn oil pretreatment facility, we expect to actively seek agreements with ethanol plants for our corn oil. We have nonbinding letters of intent for corn oil procurement from four ethanol plants, with terms that will continue indefinitely. However, we do not have any binding agreements for any corn oil or with any ethanol plant, and it is possible we will not be able to enter into arrangements for corn oil. Management believes that ethanol plants will view our proposals more favorably if we can assist them in financing the corn oil recovery equipment. We continue to pursue alternatives for such financing as well as definitive contracts for corn oil.

6) How soon can members sell or trade units of Soy Energy, and what will the process be?

All transfers are subject to board approval and the requirements of securities laws, tax laws, and Soy Energy’s operating agreement. Subject to these limitations, generally nonaffiliates of Soy Energy will be permitted to transfer their units when Soy Energy begins operating the plant. Affiliates of Soy Energy and those who acquire new units as part of the Freedom Fuels transaction will be subject to additional restrictions. “Affiliates” are generally members who own more than 10% of the company or are directors, officers, employees or founders of Soy Energy.

If you wish to transfer units, you should request and complete a unit transfer application for the board to consider. In the future, the directors may consider establishing a bulletin board trading system that would allow members interested in buying or selling units to locate one another.

7) What will happen to the plant site at Marcus if we do not build a plant there?

We anticipate we will seek a buyer for that site that will use it for development in Cherokee County. If we are unable to sell the site, we may use it in the future if favorable conditions were to exist for expansion.

8) How has the current economy affected the Soy Energy project?

The current economic downturn has had a negative impact on the entire biodiesel industry and credit markets. Oil and other commodity prices have dropped in response to decreased demand. The changes in the credit market have increased the challenges for us to obtain debt financing and may make it more difficult for us to obtain financing for installing equipment in the Freedom Fuels plant.

9) Why have members of Soy not received more information on the Freedom Fuels transaction?

Management wanted to have definitive agreements in place with Freedom Fuels prior to presenting the transaction to the members, so that management could provide the members with sufficient detail of the transaction. Because we are a publicly reporting company, we can only share information with our members to the extent such information is on file with the Securities and Exchange Commission (SEC). Our next quarterly report and the proxy statement on the transaction will be filed with the SEC and will contain further information for our members. The Asset Purchase Agreement and Unit Purchase Agreement can be found on our reports page on the SEC’s website.

10) Why do the Soy Energy directors continue working on this project?

The Soy Energy directors continue to work on behalf of the members of Soy Energy to achieve the purpose of the company, which is to own a biodiesel plant. The directors believe that entering into the Freedom Fuels transaction will allow this purpose to be realized.

11) What are management’s greatest concerns about moving forward with the biodiesel plant?

Our greatest concerns in the moving forward with purchasing the Freedom Fuels biodiesel plant are: our ability to obtain the financing necessary for equipment to process corn oil; our ability to contract for enough corn oil to fully take advantage of the equipment; and general market conditions for biodiesel.

Note Regarding These Questions: We will send you a definitive proxy statement before the member meeting to vote on the purchase of the plant in Mason City. You should carefully review this document, as it will contain more detailed information on the risks associated with this transaction. In addition, you should consider this information with the information included in our annual report filed on Form 10-K, as amended, which includes additional risks associated with the production of biodiesel and the biodiesel industry and cautionary statements regarding forward-looking statements, which we use in the answers to these questions.

Important Note: We will be soliciting proxies from our members in connection with the transactions discussed above. Soy Energy, LLC, our directors and officers may be deemed to be to participants in this solicitation. You can find the number of units of Soy Energy held by each of our directors and officers in our Amended Annual Report on Form 10-K, which was filed with the SEC on February 27, 2009. This document, along with the rest of our reports filed under the Securities Exchange Act of 1934, can be found on the SEC’s website at www.sec.gov. We will file a proxy statement with the SEC, which will also be available on the SEC’s website, no later than the day we first send form of proxies to our members in connection with this proxy solicitation. WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. All of the documents on the SEC’s website are available to you at no charge. In addition, we maintain an internet website at www.soyenergyllc.com, which contains a link to our SEC filings. If you wish to receive a paper copy of the proxy statement when it becomes available, or any of our other reports filed under the Securities Exchange Act of 1934, please contact us at (712) 376-2081 and we will provide you with paper copies of such documents at no cost to you.